SUPPLEMENT dated May 28, 2004

(To Prospectus Supplement Dated May 26, 2004

to Prospectus Dated March 25, 2004)

$514,862,000 (Approximate)

Structured Asset Securities Corporation

Mortgage Pass-Through Certificates, Series 2004-S2

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The definition of “Additional Required Enhancement Percentage” under “Description of the Certificates—Distributions of Principal” on page S-39 of the prospectus supplement is deleted in its entirety and replaced with the following:

The “Additional Required Enhancement Percentage” with respect to any Distribution Date will be a fraction, expressed as a percentage, the numerator of which is the sum of (a) the excess, if any, of (x) 10% of the Old Republic Covered Balance as of such Distribution Date over (y) the Undrawn Old Republic Pool Policy Balance as of such Distribution Date, and (b) the excess, if any, of (x) 10% of the United Guaranty Covered Balance as of such Distribution Date over (y) the Undrawn United Guaranty Pool Policy Balance as of such Distribution Date, and the denominator of which is the Pool Balance for such Distribution Date.

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Capitalized terms used but not defined herein have the meanings assigned them in the accompanying prospectus supplement.